     As Filed With the Securities and Exchange Commission on August 15, 2002
                                                   Registration No. 333-________

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                         OCEANEERING INTERNATIONAL, INC.
               (Exact name of issuer as specified in its charter)


             DELAWARE
  (State or other jurisdiction                         95-2628227
of incorporation or organization)        (I.R.S. Employer Identification Number)

           11911 FM 529
          HOUSTON, TEXAS
      (address of principal                              77041
        executive offices)                             (Zip Code)


                           ---------------------------

                         OCEANEERING INTERNATIONAL, INC.
                           RETIREMENT INVESTMENT PLAN
                            (Full title of the plan)

                           ---------------------------

                           George R. Haubenreich, Jr.
              Senior Vice President, General Counsel and Secretary
                         Oceaneering International, Inc.
                                  11911 FM 529
                              Houston, Texas 77041
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (713) 329-4668

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
TITLE OF SECURITIES TO       AMOUNT TO BE         PROPOSED MAXIMUM       PROPOSED MAXIMUM           AMOUNT OF
   BE REGISTERED (1)        REGISTERED (2)       OFFERING PRICE PER     AGGREGATE OFFERING    REGISTRATION FEE (3)
                                                      SHARE (3)              PRICE (3)
--------------------------------------------------------------------------------------------------------------------
Common Stock, par              1,000,000               $20.23               $20,230,000               $1,862
value $0.25 per share
--------------------------------------------------------------------------------------------------------------------

(1) Includes the associated rights to purchase preferred stock, which initially are attached to and trade with the shares of Common Stock being registered hereby.

(2) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3) Estimated pursuant to Rule 457(c) and (h) solely for the purpose of computing the registration fee and based upon the average of the high and low sales price of the Common Stock of the Registrant reported on the New York Stock Exchange on August 9, 2002.

      INFORMATION REGARDING FINANCIAL STATEMENTS INCORPORATED BY REFERENCE
                        INTO THIS REGISTRATION STATEMENT

         The U.S. Government has indicted our former independent auditors, Arthur Andersen LLP, charging Arthur Andersen with federal obstruction of justice. It is possible that events arising out of the indictment may adversely affect the ability of Arthur Andersen to satisfy any claims against it including the ability of Arthur Andersen to satisfy any claims arising from its provision of auditing and other services to us.

         Our financial statements included in the our Annual Report on Form 10-K for the year ended December 31, 2001, which are incorporated by reference in this Registration Statement, were audited by Arthur Andersen LLP. Effective June 24, 2002, our Board of Directors engaged Ernst & Young, LLP as independent auditors and dismissed Arthur Andersen LLP. We have not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen to our incorporation by reference into this registration statement on Form S-8 of Arthur Andersen LLP's report dated February 13, 2002. Accordingly, you may be unable to recover amounts sought in any action against Arthur Andersen LLP under the Securities Act of 1933 and the regulations thereunder, and therefore any right of recovery may be limited as a result of the lack of Arthur Andersen LLP's consent.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         Note: The document(s) containing the employee benefit plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         This Registration Statement incorporates herein by reference the following documents which have been filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") by Oceaneering International, Inc., a Delaware corporation (the "Company"):

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (File No. 1-10945).

         2. The Plan's Annual Report on Form 11-K/A for the fiscal year ended December 31, 2001 (File No. 1-10945).

         3. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, and June 30, 2002 (File No. 1-10945).

         4. The Company's Current Reports on Form 8-K filed on April 4, 2002, June 24, 2002, and August 12, 2002 (File No. 1-10945).

         5. The description of the Company's common stock, par value $.25 per share ("Common Stock") contained in the Company's Registration Statement on Form 8-A, as amended.

         6. The description of the Rights to Purchase Series B Junior Participating Preferred Stock, par value $1.00 per share, contained in the Company's Registration Statement on Form 8-A, as amended.

         7. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

         Each document filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

         Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed supplement to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and court approval is required before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

         Article VI of the Company's amended and restated bylaws provides that the Company shall indemnify and hold harmless each of its directors and officers, to the fullest extent applicable law permits, from and against any and all judgments, penalties, fines (including excise taxes), amounts paid in settlement and, subject to certain limitations, expenses arising out of any event or occurrence by reason of the fact that such person is or was a director or an officer of the Company. Article VI of the Company's bylaws also provides that the Company may indemnify and hold harmless any director, officer, employee or agent of the Company from and against any and all judgments, penalties, fines (including excise taxes), amounts paid in settlement and, subject to certain limitations, expenses arising out of any event or occurrence by reason of the fact that such person is or was an employee or agent of the Company or is or was serving in another capacity (other than as a director or an officer of the Company) at the written request of the Company. Article VI of the Company's bylaws also provides that the Company may provide advances to an indemnitee to cover expenses he incurs in defending against any action, suit or proceeding that may give rise to a right of the indemnitee to indemnification thereunder upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the Company.

         The Company has also entered into indemnification agreements with each of its directors. These indemnification agreements generally provide the Company's directors with a contractual right of indemnification to the same extent provided by Section 145 of the Delaware General Corporation Law and a contractual right to advancement of expenses consistent with the provisions of
Article VI of the Company's amended and restated bylaws.

         Additionally, the Company's certificate of incorporation, as amended, contains a provision that eliminates the personal liability of directors to the Company or its shareholders for monetary damages for breach of the director's fiduciary duty of care as a director. As a result, shareholders may be unable to recover monetary damages against directors for negligent or grossly negligent acts or omissions in violation of their duty of care. The provision does not change the liability of a director for breach of his duty of loyalty to the Company or to shareholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the declaration or payment of dividends in violation of Delaware law, or in respect of any transaction from which that director receives an improper personal benefit.

         The Company also maintains directors' and officers' liability insurance for its directors and officers that protects them from certain losses arising from claims or charges made against them in their capacities as directors or officers of the Company.

         The above discussion of the Company's Certificate of Incorporation, Bylaws, Incentive Plan and Section 145 of the Delaware General Corporation Law is intended to be only a summary and is qualified in its entirety by the full text of each of the foregoing.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8. EXHIBITS

         The following documents are filed as a part of this registration statement or incorporated by reference herein:

Exhibit
Number            Description
------            -----------

*4.1 -- Restated Certificate of Incorporation of the Company (filed as Exhibit 3.01 to the Company's Annual Report on Form 10-K for the year ended December 31, 2000, File No. 1-10945)

*4.2              -- Amended and Restated Bylaws of the Company (filed as
                  Exhibit 3.02 to the Company's Annual Report on Form 10-K for the year ended December 31, 2001, File No. 1-10945)

*4.3 -- Specimen of Common Stock Certificate (filed as Exhibit 4(a) to the Company's Annual Report on Form 10-K for the year ended March 31, 1993, File No. 1-10945)

*4.4 -- Rights Agreement dated November 20, 1992 as amended and restated as of November 16, 2001 (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K dated November 20, 2001, File No. 1-10945)

*4.5 -- Defined Contribution Master Plan and Trust Agreement and Adoption Agreement governing the Oceaneering International, Inc. Retirement Investment Plan (filed as Exhibit 10.01 to the Company's Annual Report on Form 10-K for the year ended December 31, 2001, File No. 1-10945)

 5                -- Opinion of George R. Haubenreich, Jr. (filed herewith)

23                -- Consent of George R. Haubenreich, Jr. (included in
                  Exhibit 5)

24 -- Powers of Attorney (included on the signature page of this registration statement)

         The Company hereby undertakes to submit the Plan and any amendments thereto to the Internal Revenue Service in a timely manner and to make all changes required by the Internal Revenue Service in order to qualify the Plan under Section 401 of the Internal Revenue Code.

--------

* Incorporated herein by reference as indicated.

ITEM 9. UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 7th day of June, 2002.

                                     OCEANEERING INTERNATIONAL, INC.


                                     By:      /s/ John R. Huff
                                        ----------------------------------------
                                              John R. Huff
                                              Chairman of the Board and
                                                 Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints John R. Huff, Marvin J. Migura and George R. Haubenreich, Jr., and each of them, each of whom may act without the joinder of the others, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                Title                                            Date
------------------------------------------------------------------------------------------------------------------

  /s/ John R. Huff                     Chairman of the Board and Chief Executive       June 7, 2002
-----------------------------------    Officer and Director
      John R. Huff                     (Principal Executive Officer)


  /s/ Marvin J. Migura                 Senior Vice President and Chief Financial       June 7, 2002
-----------------------------------    Officer
      Marvin J. Migura                 (Principal Financial Officer)


  /s/ John L. Zachary                  Controller and Chief Accounting Officer         June 7, 2002
-----------------------------------    (Principal Accounting Officer)
      John L. Zachary

  /s/ T. Jay Collins                   President and Chief Operating Officer           June 7, 2002
-----------------------------------    and Director
      T. Jay Collins

  /s/ Charles B. Evans                 Director                                        June 7, 2002
-----------------------------------
      Charles B. Evans

  /s/ David S. Hooker                  Director                                        June 7, 2002
-----------------------------------
      David S. Hooker

  /s/ D. Michael Hughes                Director                                        June 7, 2002
-----------------------------------
      D. Michael Hughes

  /s/ Harris J. Pappas                 Director                                        June 7, 2002
-----------------------------------
      Harris J. Pappas

         THE PLAN. Pursuant to the requirements of the Securities Act, the Advisory Committee which administers the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 7, 2002.


                                        OCEANEERING INTERNATIONAL, INC.
                                        RETIREMENT INVESTMENT PLAN


                                        By: /s/ George R. Haubenreich, Jr.
                                           ---------------------------------
                                           George R. Haubenreich, Jr.
                                           Chairman, Advisory Committee


         THE ADVISORY COMMITTEE. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 7, 2002.

MEMBERS OF THE ADVISORY COMMITTEE
OF THE RETIREMENT INVESTMENT PLAN

Signature
---------


  /s/ T. Jay Collins
--------------------------------------------
T. Jay Collins


  /s/ Marvin J. Migura
--------------------------------------------
Marvin J. Migura


  /s/ George R. Haubenreich, Jr.
--------------------------------------------
George R. Haubenreich, Jr.


  /s/ Robert P. Mingoia
--------------------------------------------
Robert P. Mingoia


  /s/ Janet G. Charles
--------------------------------------------
Janet G. Charles

                                  Exhibit Index

Exhibit
Number                                   Description
--------------------------------------------------------------------------------
*4.1                            Restated Certificate of Incorporation of the
                                Company (filed as Exhibit 3.01 to the Company's
                                Annual Report on Form 10-K for the year ended
                                December 31, 2000, File No. 1-10945)

*4.2                            Amended and Restated Bylaws of the Company
                                (filed as Exhibit 3.02 to the Company's Annual
                                Report on Form 10-K for the year ended December
                                31, 2001, File No. 1-10945)

*4.3                            Specimen of Common Stock Certificate (filed as
                                Exhibit 4(a) to the Company's Annual Report on
                                Form 10-K for the year ended March 31, 1993,
                                File No. 1-10945)

*4.4 Rights Agreement dated November 20, 1992 as amended and restated as of November 16, 2001
                                (filed as Exhibit 4.1 to the Company's Current
                                Report on Form 8-K dated November 20, 2001, File
                                No. 1-10945)

*4.5                            Defined Contribution Master Plan and Trust
                                Agreement and Adoption Agreement governing the Oceaneering International, Inc. Retirement
                                Investment Plan (filed as Exhibit 10.01 to the
                                Company's Annual Report on Form 10-K for the year ended December 31, 2001, File No. 1-10945)

5                               Opinion of George R. Haubenreich, Jr.
                                (filed herewith)

23                              Consent of George R. Haubenreich, Jr.
                                (included in Exhibit 5)

24 Powers of Attorney (included on the signature page of this registration statement)

------------

         * Incorporated herein by reference as indicated.